                                                                Exhibit 10.1


                           MICHAEL F. SHANAHAN SR.

                            EMPLOYMENT AGREEMENT
                            --------------------


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of September, 1998 by and between ENGINEERED SUPPORT SYSTEMS, INC., a Missouri corporation (hereinafter called "Employer"), and MICHAEL F. SHANAHAN SR. (hereinafter called "Employee").

         WHEREAS, Employee desires to be employed by Employer and Employer desires to employ Employee under the terms and conditions set forth in this Agreement; and

         WHEREAS, it is Employer's intention to employ Employee upon the terms and conditions herein, which recognize and compensate Employee for the obligations of Employee undertaken hereunder, including specifically, but not by way of limitation, the agreement of Employee not to compete with the business of Employer, as provided in paragraph 8, for the period provided in paragraph 8 upon the cessation of Employee's employment by Employer for any reason.

         NOW, THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, the parties agree as follows:

         1. Employment. Employer hereby employs Employee in the capacity of
            ----------
Chairman of the Board and Chief Executive Officer, and Employee hereby accepts such employment from Employer upon the terms and conditions hereinafter set forth. This Agreement replaces any and all other employment agreements by and between Employee and Employer dated prior to the date of this Employment Agreement.

         2. Term of Employment. The term of Employee's employment under this
            ------------------
Agreement shall be for the period commencing as of November 1, 1998, and continuing through October 31, 2001, and thereafter continuing from year to year unless terminated by either party at any time during any such further term upon the giving of thirty (30) days notice of termination and/or termination pay, or upon the earlier occurrence of any of the following events:

         (a) Upon the death of Employee.

         (b) At Employee's option upon thirty (30) days written notice.

         (c) In the event of Employee's Disability (defined as the failure substantially to discharge Employee's duties under this Agreement for ninety
(90) consecutive days or one hundred twenty (120) days in any calendar year, whether or not consecutive, as a result of an injury, disease, sickness or other physical or mental incapacity). A determination of Employee's Disability shall be made by a qualified licensed physician chosen by the Employer subject to Employee's approval, which approval shall not be unreasonably withheld. In the event Employer and Employee cannot agree on the choice of a physician, then such physician shall be chosen by the dean of the St. Louis University School of Medicine, St. Louis, Missouri, or if said dean is unwilling or unable to do so, by the dean of another medical school of recognized national repute. The cost of such determination shall be borne by Employer, and in the absence of fraud or bad faith, shall be binding on all parties hereto. Upon termination for any of the foregoing causes, Employee shall be entitled to receive only the compensation accrued and unpaid as of the date of termination and shall not be entitled to additional compensation or other consideration except as otherwise expressly provided in this Agreement, or such other compensation plans in effect in which Employee is a participant at the time of termination.

         (d) For cause upon seven (7) days written notice. For purposes of this Agreement "cause" shall mean default of Employee's faithful performance of the terms and conditions of this Agreement and such failure or such other action which materially adversely affects or is materially detrimental to the operation of Employer's business.

         3. Duties of Employee. During Employee's employment by Employer,
            ------------------
Employee shall serve Employer to the best of Employee's ability and shall perform such duties and in such capacities as are assigned to Employee from time to time by the Board of Directors of Employer. Employee agrees during such period to devote substantial time and efforts to the business of Employer, and to be loyal and faithful at all times, constantly endeavoring to improve Employee's ability and knowledge of the business of Employer in an effort to increase the value of Employee's services for the mutual benefit of Employee and Employer. Additionally, Employee agrees to do and perform the specific function set out on Exhibit "A" attached hereto and incorporated herein by reference.

         4. Base Compensation. Subject to the other provisions of this
            -----------------
Agreement and in consideration of services rendered hereunder, Employer agrees to pay the Employee, for Employee's service during the term of Employee's employment, a Base Salary as follows:

         For the period of November 1, 1998 through October 31, 1999, annual compensation of Five Hundred Fifty Thousand ($550,000.00) payable in bi-monthly installments of Twenty-Two Thousand Nine Hundred Sixteen Dollars and Sixty-Six Cents ($22,916.66) on the 15th day and last day of each month, or upon such other installments as agreed by Employee and Employer.

         5. Bonus Compensation.
            ------------------

         (a) In addition to the Base Compensation provided in Paragraph 4 hereof, Employer shall pay to Employee an annual bonus to be paid in full in an amount equal to the amount applying the Bonus Formula contained in a certain Bonus Plan for the Chairman and CEO of Engineered Support Systems, Inc. dated September 1, 1998 adopted by the Board of Directors and as from time to time amended. Such amounts shall be payable on or before October 31 for each fiscal year during the term of this Agreement. A copy of the Bonus Plan dated September 1, 1998 labeled Exhibit "A" is attached hereto and incorporated herein by reference.

         (b) Employee shall be entitled to such other salary, bonuses or deferred compensation pay as from time to time adopted by the Board of Directors of the Company or Engineered Support Systems, Inc.

         6. Deferred Compensation. Upon the retirement of Employee in
            ---------------------
accordance with the terms and conditions of the Engineered Air Systems Employee Stock Ownership Plan, or its successor plan, or in the event of the death or disability of Employee, Employer agrees to pay to Employee, or his designated beneficiary if applicable, the following:

         (a) In the event of death or retirement, twenty-four (24) equal monthly installments of Twenty Seven Thousand Five Hundred Dollars ($27,500.00) payable on the first day of the first month following death or retirement and the first day of each month thereafter for twenty-three (23) months.

         (b) In the event of disability as defined herein, monthly installments of Twenty Seven Thousand Five Hundred ($27,500.00) commencing on the first day of the first month that Employee is so disabled as herein provided, and on the first day of each month thereafter until Employee returns to work as herein provided, but in no event for more than sixty (60) consecutive months. If Employee returns to the service of the Employer within said sixty (60) consecutive days and receives a written opinion of his then attending physician that he is capable of performing his duties hereunder, then the 60-day period will commence to run again in the event he shall later become disabled.

         7. Extent of Service. Employee will devote such time, attention and
            -----------------
energy to the business as is reasonable necessary to perform his duties.

         8. Covenants of Employee.
            ---------------------

         (a) During the term of Employee's employment with Employer, and for a period of one (1) year after the cessation of such employment, for whatever reason, Employee covenants and agrees that Employee will not (except as required in Employee's duties to Employer), in any manner directly or indirectly:

                  (i) Disclose or divulge to any person, entity, firm or company whatsoever, or use for Employee's own benefit or the benefit of any other person, entity, firm or company, directly or indirectly, in competition with the business of Employer, as the same may exist at the date of such cessation, any knowledge, formulae, devices, information, business methods, techniques, customer lists, supplier lists, business plans or other information or data of Employer, without regard to whether all of the foregoing matters will otherwise be deemed confidential, material or important, the parties hereto stipulating that as between them, the same are important, material and confidential and greatly affect the effective and successful conduct of the business and the goodwill of Employer, and that any breach of this Agreement.

                  (ii) Engage, directly or indirectly, either personally or as an employee, partner, associate, officer, manager, agent, advisor, consultant or otherwise, or by means of any corporate or other entity or device, in any business which is competitive (as hereinafter defined) with the business of Employer.

         (b) For purposes hereof, a business will be deemed competitive if it is conducted in whole or in part within the continental United States where Employer then conducts its business and if it involves the manufacture or sale of environmental control systems for government or commercial use, or any other business which is in any manner competitive, during or as of the date of cessation of Employee's employment, with any business then being conducted by Employer or as to which Employer has then formulated definitive plans to enter.

         (c) All of the covenants on behalf of Employee contained in the paragraph 8, shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action against Employer, whether predicted on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these covenants.

         (d) It is the intention of the parties to restrict the activities of Employee under this paragraph 8 only to the extent necessary for the protection of legitimate business interests of Employer, and the parties specifically covenant and agree that should any of the clauses or provisions set forth herein, under any set of circumstances not now foreseen by the parties, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that, in lieu of each such clause or provision there shall be substituted or added, and there is hereby substituted or added, as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be legal, valid and enforceable.

         9. Expenses.
            --------

         (a) The Employer shall pay One Thousand Five Hundred Dollars ($1,500.00) per month as an expense allowance.

         (b) During the period of Employee's employment, Employer will pay directly, or reimburse Employee, for reasonable and necessary expenses as from time to time authorized by the Board of Directors of Employer and incurred by Employee in the interest of the business of Employer. All such expenses paid by Employee, will be reimbursed by Employer upon presentation by Employee, from time to time, of an itemized account of such expenditures, to the extent necessary to permit the deductibility thereof for Federal income tax purposes in accordance with the from time to time company policy.

         (c) Employer agrees to pay for the monthly dues and charges for Employee's country club memberships and memberships at other clubs, including but not limited to, St. Albans Country Club, Old Warson Country Club, Boone Valley Country Club, Norwood Country Club, the Media Club, the Missouri Athletic Club, the University Club, Stadium Club, St. Louis Club. To the extent that any such payments are not deductible as ordinary and necessary business expenses, in accordance with the Internal Revenue Code, such expenditures will be treated at additional salary to Employee.

         10. Automobile. During the period of this Agreement, Employer shall
             ----------
pay a car allowance as from time to time adopted by the Board of Directors but in no event less than Five Hundred Dollars ($500.00) per month.

         11. Documents. Employee agrees that all documents, instruments,
             ---------
drawings, plans, contracts, proposals, records, notebooks, invoices, statements and correspondence, including all copies thereof, relating to the business of Employer shall be the property of Employer; and upon the cessation of Employee's employment with Employer, for whatever reason, all of the same then in Employee's possession, whether prepared by Employee of others, will be left with or immediately delivered to Employer.

         12. Additional Employee Benefits. The Employee shall automatically
             ----------------------------
become enrolled in the Employer's medical, life insurance, disability income, profit sharing trust and 401(k) programs at such time as he becomes eligible to participate in the respective programs pursuant to the terms of the respective programs.

         13. Vacation. Employee shall be entitled to five (5) weeks paid
             --------
vacation each calendar year.

         14. Remedies. In the event of the violation of Employee of any of
             --------
the terms of this Agreement, notwithstanding anything to the contrary contained in this Agreement, Employer may terminate the employment of the Employee by written notice thereof to Employee and with compensation to Employee only to the date of such termination. It is further agreed that any breach or evasion of any of the terms of this Agreement by Employee will result in immediate and irreparable injury to Employer and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which Employer may be entitled. No remedy conferred by and of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, by status or otherwise. The election of any one or more remedies by Employer shall not constitute a waiver of the right to pursue other available remedies at any time or cumulatively from time to time. Employee represents and admits that in the event of the cessation of Employee's employment for any reason, Employee's experience and capabilities are such that Employee can obtain employment in business engaged in other lines or of a different nature, and that the enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood. In the event it becomes necessary for Employer to institute a suit at law or in equity for the purpose of enforcing any of the provisions of this Agreement, Employer shall be entitled to recover from Employee, Employer's reasonable attorneys' fees plus court costs and expenses.

         15. Severability. All agreements and covenants herein contained are
             ------------
severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall continue in full force and effect and shall be interpreted as if such invalid agreement or covenant were not contained herein.

         16. Waiver of Modification. No amendment, waiver of modification of
             ----------------------
this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any amendment, waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such amendment, waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived or modified except as herein set forth. Failure of Employee or Employer to exercise or otherwise act with respect to any rights granted hereunder in the event of a breach of any of the terms or conditions hereof by the other party, shall not be construed as a waiver of such breach, not prevent Employee or Employer from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

         17. Notices. All notices requests, demands or other communication
             -------
hereunder ("Notice") shall be in writing and shall be given by registered or certified mail, return receipt requested, if to Employer to:

                              Engineered Support Systems, Inc.
                              Attention: David D. Mattern
                              1270 North Price Road
                              St. Louis, Missouri 63132


                     If to Employee, to:

                              Michael F. Shanahan Sr.
                              12058 Carberry Place
                              St. Louis, Missouri 63131


or to such other addresses as to which the parties hereto give Notice in accordance with this Paragraph 17.


         18. Construction. This Agreement shall be governed by and construed
             ------------
and interpreted according to the laws of the State of Missouri, notwithstanding the place of execution hereof, nor the performance of any acts in connection herewith or hereunder in any other jurisdiction. For all purposes hereof, reference to Employer shall include each and every subsidiary and affiliated company of Employer.

         19. Assignability. The services to be performed by Employee
             -------------
hereunder are personal in nature and therefore Employee shall not assign his rights or delegate his obligations under this Agreement, and any attempted or purported assignment or delegation not herein permitted shall be null and void.

         20. Successors. Subject to the provisions of paragraph 19, this
             ----------
Agreement shall be binding upon and shall inure to the benefit of Employer and Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         21. Termination Compensation. In the event that Employer terminates
             ------------------------
Employee's employment for any reason except for cause, then in such event Employee shall be entitled to termination pay equal to twice the total compensation paid to Employee for the fiscal year ending prior to the year of termination. This termination pay shall be payable in twenty-four (24) equal monthly installments commencing on the first day of the first month after such termination. For purposes of this Agreement, "total compensation" shall include all compensation deducted by the Employer for the Employee for the prior fiscal year, the amounts contributed to any Employee retirement plan, the value of benefits, including medical insurance, disability insurance, automobile club dues and the like, and contributions to company retirement plans.

         22. Split Dollar Life Agreements. The Employer agrees to keep in
             ----------------------------
full force and effect until Employee agrees in writing a certain life insurance policy subject to a Split Dollar Agreement dated on or about April 25, 1988, as well as such other split dollar policies that may be put in to place in the future.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                        "EMPLOYEE"


                                 /s/ Michael F. Shanahan Sr.
                                 --------------------------------
                                 MICHAEL F. SHANAHAN SR.



                                        "EMPLOYER"



                                 ENGINEERED SUPPORT SYSTEMS, INC.


                              By: /s/ David D. Mattern
                                 --------------------------------
                                 David D. Mattern, Secretary